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                                                                    Exhibit 23.1



                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-43385) pertaining to our report dated May 30, 2000, with respect to the financial statements and schedules of the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 1999.


/s/Ernst & Young LLP


Houston, Texas
June 20, 2000